Exhibit 99.1

Genworth Financial Announces Sale of Its Interest in Genworth Mortgage Insurance Australia Limited

Richmond, VA (February 28, 2021) – Genworth Financial, Inc. (NYSE: GNW) today announced that its wholly owned subsidiaries Genworth Financial International Holdings, LLC and Genworth Holdings, Inc. (as partners) (together, “Genworth") have sold, through an underwritten agreement, approximately 214.3 million shares in Genworth Mortgage Insurance Australia Limited (“Genworth Australia”) at A$2.28 per share. This represents Genworth’s entire ownership position in Genworth Australia. Settlement of the sale will occur on March 3 (Sydney time).

“We’re pleased to take this additional step in our revised strategic plan. This transaction will help enhance our holding company liquidity ahead of our near-term obligations, including our debt due in September 2021 and upcoming AXA liabilities due in 2022,” said Tom McInerney, Genworth President and CEO.

Completion of this transaction will result in a payment of approximately USD$247 million under our outstanding AXA promissory note, pursuant to its terms as amended by the parties in connection with this transaction. Following this payment, the net proceeds available to Genworth will be approximately USD$123 million.

As previously announced, Genworth will continue to prepare for a potential partial IPO of Genworth’s U.S. Mortgage Insurance (U.S. MI) business, subject to market conditions as well as the satisfaction of various conditions and approvals.

Important notice

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in the United States. The securities offered and sold by Genworth set out in this announcement have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or other jurisdiction of the United States, and may not be offered or sold, directly or indirectly, in the United States except in compliance with the registration requirements of the Securities Act and any other applicable securities laws of any state or other jurisdiction of the United States or pursuant to an exemption from, or in a transaction not subject to, such registration requirements and any other applicable securities laws.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiary, Genworth Mortgage Insurance Australia Limited, releases financial and other information about its operations. This information can be found at http://www.genworth.com.au.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that Genworth may be unable to successfully execute on any of its strategic plans to effectively address its current business challenges; (ii) the risk that Genworth will be unable to address its near-term liabilities and financial obligations, including the risks that it will be unable to raise additional debt financing and/or sell a percentage of its ownership interest in its U.S. mortgage insurance business to repay the promissory note to AXA S.A. or refinance its debt maturing in 2021 or beyond; (iii) potential adverse reactions or changes to Genworth’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the transaction or its announcement, including but not limited to such changes that could affect Genworth’s financial performance; (iv) rating agency actions and downgrades in Genworth’s financial strength ratings; (v) changes in applicable laws or regulations; (vi) Genworth’s ability to recognize the anticipated benefits of the transaction; (vii) the amount of the costs, fees, expenses and other charges related to the transaction; (viii) the risks related to diverting management’s attention from Genworth’s ongoing business operations; (ix) the impact of changes in interest rates and political instability; and (x) other risks and uncertainties described in Genworth’s Annual Report on Form 10-K, filed with the SEC on February 26, 2021. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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For further information:

Investors:

investorinfo@genworth.com

Media:

Julie Westermann, 804 937.9273

julie.westermann@genworth.com